FREE WRITING PROSPECTUS Dated December 6, 2010	Filed Pursuant to Rule 433 Registration No. 333-163392 Registration No. 333-163392-06

$977.99mm ALLYA 10-5 (Auto Loan)

Sole Bks: JPM

CLASS	$AMT (mm)	S&P/F	WAL	L.FINAL	COUPON	PRICE
A1	173.51			***N/A***
A2	212.00	AAA/AAA	0.99	03/15/13	0.80	99.94618
A3	338.00	AAA/AAA	2.20	01/15/15	1.11	99.89322
A4	200.00	AAA/AAA	3.73	03/15/16	1.75	99.63735
B	26.75			***N/A***
C	27.73			***N/A***

Expected Pxg: 12/06/10

Expected Settle: 12/10/10

First Payment Date: 01/18/11

Registration: A2-A4: Public, B-C: 144A

ERISA: Yes

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer, the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.